PRICING SUPPLEMENT NO. 1045BF Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-162195 Dated December 22, 2010

Deutsche Bank AG Yield Optimization Notes with Contingent Protection

$1,499,991.66 Deutsche Bank AG Securities linked to the common stock of Bank of America Corporation due on December 29, 2011

$1,499,985.36 Deutsche Bank AG Securities linked to the common stock of MGM Resorts International due on December 29, 2011

Investment Description

Yield Optimization Notes with Contingent Protection (the “Securities”) are senior unsecured obligations of Deutsche Bank AG, London Branch (the “Issuer”) with returns linked to the performance of the common stock of a specific company described herein (each, a “Reference Underlying”). The Securities pay a monthly coupon (specified below) and provide either a return of your initial investment or shares of the Reference Underlying at maturity. The coupon is designed to compensate you for the risk that you may receive one share of the Reference Underlying at maturity for each Security you hold, the value of which, on the Final Valuation Date, will be worth less than your initial investment. At maturity you will receive 100% of your initial investment if the Final Price of the Reference Underlying is greater than or equal to the Trigger Price. If the Final Price of the Reference Underlying is less than the Trigger Price, at maturity you will receive for each Security one share of the Reference Underlying (subject to adjustments in the case of certain events described in the accompanying product supplement). Each Security will have a face amount (the “Face Amount”) equal to the Closing Price of one share of the Reference Underlying on the Trade Date. Deutsche Bank AG will make monthly coupon payments (the “Coupon Payments”) during the term of the Securities regardless of the performance of the Reference Underlying. Investing in the Securities involves significant risks. You may lose some or all of your initial investment and will not participate in any appreciation in the value of the Reference Underlying from the Trade Date through the Final Valuation Date. The contingent protection feature applies only if you hold the Securities to maturity. Any payment on the Securities, including any contingent protection, is subject to the creditworthiness of the Issuer.

Features

❑

Income: Regardless of the performance of the Reference Underlying, Deutsche Bank AG will pay you coupons designed to compensate you for the possibility that you could lose some or all of your initial investment.

❑

Tactical Investment Opportunity: If you believe the Reference Underlying will trend sideways over the term of the Securities — moving neither positively, by more than the coupon paid on the Securities nor negatively, by more than the amount of contingent protection — the Securities may provide improved performance compared to a direct investment in the Reference Underlying.

❑

Contingent Protection Feature: If you hold the Securities to maturity and the Final Price of the Reference Underlying is equal to or greater than the Trigger Price on the Final Valuation Date, you will receive 100% of your initial investment at maturity, subject to the creditworthiness of Deutsche Bank AG. You will not participate in any appreciation in the value of the Reference Underlying. If you hold the Securities to maturity and the Final Price of the Reference Underlying is less than the Trigger Price on the Final Valuation Date, you will receive one share of the Reference Underlying for each Security you hold, which will likely be worth less than your initial investment and may have no value at all.

Key Dates

Trade Date	December 22, 2010
Settlement Date	December 28, 2010
Final Valuation Date[1]	December 22, 2011
Maturity Date[2]	December 29, 2011

[1]	Subject to postponement as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.
[2]	In the event the Final Valuation Date is postponed, the Maturity Date will be the fourth business day after the Final Valuation Date as postponed.

Security Offerings

We are offering two separate Yield Optimization Notes with Contingent Protection (each, a “Security”). Each Security is linked to the common stock of a different company, and each has a different coupon rate. The performance of each Security will not depend on the performance of any other Security.

Reference Underlyings	Ticker	Relevant Exchange	Coupon Rate Per Annum†	Initial Price of a Share of the Reference Underlying	Trigger Price	CUSIP/ISIN
Common stock of Bank of America Corporation	BAC	New York Stock Exchange	8.50%	$13.38	$9.37, equal to 70.00% of the Initial Price	25154P 64 2/ US25154P6429
Common stock of MGM Resorts International	MGM	New York Stock Exchange	14.25%	$14.73	$9.57, equal to 65.00% of the Initial Price	25154P 63 4/ US25154P6346
†	The coupon will be paid monthly in arrears in twelve equal installments as described under “Coupon Payment Dates” below.

See “Additional Terms Specific to the Securities” in this pricing supplement. The Securities will have the terms specified in product supplement BF dated December 3, 2009, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these Securities are a part, the prospectus dated September 29, 2009 and this pricing supplement. See “Key Risks” on page 6 of this pricing supplement and “Risk Factors” beginning on page 7 in the accompanying product supplement.

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. Before you invest in the Securities offered hereby, you should read these documents and any other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and this pricing supplement if you so request by calling toll-free 1-800-311-4409.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of Securities or passed upon the accuracy or the adequacy of this pricing supplement, the underlying supplement, the accompanying prospectus, the prospectus supplement and product supplement BF. Any representation to the contrary is a criminal offense. The Securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

	Price to Public		Discounts and Commissions(1)		Proceeds to Us
Offering of Securities	Total	Per Security	Total	Per Security	Total
Securities Linked to the Common Stock of Bank of America Corporation	$1,499,991.66	100%	$29,999.83	2.00%	$1,469,991.83
Securities Linked to the Common Stock of MGM Resorts International	$1,499,985.36	100%	$29,999.71	2.00%	$1,469,985.65

(1)	For more detailed information about discounts and commissions, please see “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this pricing supplement.

Deutsche Bank Securities Inc. (“DBSI”) is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this pricing supplement.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$2,999,977.02	$348.30

UBS Financial Services Inc.	Deutsche Bank Securities

Additional Terms Specific to the Securities

You should read this pricing supplement, together with the product supplement BF dated December 3, 2009, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these Securities are a part and the prospectus dated September 29, 2009. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Product supplement BF dated December 3, 2009:

http://www.sec.gov/Archives/edgar/data/1159508/000119312509246890/d424b21.pdf

♦	Prospectus supplement dated September 29, 2009:

http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

♦	Prospectus dated September 29, 2009:

http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this pricing supplement, “Securities” refers to the Yield Optimization Notes with Contingent Protection that are offered hereby, unless the context otherwise requires. This pricing supplement, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this pricing supplement and “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

Investor Suitability

The suitability considerations identified below are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” on page 7 of this pricing supplement and “Risk Factors” on page 6 of the accompanying product supplement.

The Securities may be suitable for you if:

♦	You are willing to receive shares of the Reference Underlying at maturity that may be worth less than the Face Amount or may have no value at all.

♦	You believe the price of the Reference Underlying is not likely to appreciate by more than the sum of the Coupon Payments made on the applicable Securities.

♦	You believe the Final Price of the Reference Underlying is not likely to be less than the Trigger Price on the Final Valuation Date.

♦

You are willing to make an investment that will be exposed to the downside performance of the Reference Underlying in the event that the Final Price is less than the Trigger Price on the Final Valuation Date.

♦	You are willing to accept the risk of fluctuations in the market price of the Reference Underlying.

♦	You are willing to forgo the dividends paid on the Reference Underlying.

♦	You are willing to invest in the Securities based on the relevant coupon rate, as specified on the cover of this pricing supplement.

♦	You are willing to hold the Securities to maturity, a term of 12 months, and accept that there may be no secondary market for the Securities.

♦	You are comfortable with the creditworthiness of Deutsche Bank AG, as Issuer of the Securities.

The Securities may not be suitable for you if:

♦	You seek an investment that is fully principal protected.

♦	You are not willing to receive shares of the Reference Underlying at maturity.

♦	You believe the market price of the Reference Underlying is likely to appreciate during the term of the Securities by more than the sum of the Coupon Payments made on the applicable Securities.

♦	You believe the Final Price of the Reference Underlying will be less than the Trigger Price.

♦	You are not willing to accept the risks of owning equities in general or the Reference Underlying in particular.

♦	You prefer to receive the dividends paid on the Reference Underlying.

♦	You prefer lower risk and, therefore, accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings that bear interest at a prevailing market rate.

♦	You are unable or unwilling to hold the Securities to maturity.

♦	You seek an investment for which there will be an active secondary market.

♦	You are not willing or are unable to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Securities.

Final Terms

Issuer	Deutsche Bank AG, London Branch

Issue Price	Equal to the Initial Price (as defined below) of the relevant Reference Underlying

Term	12 months

Reference Underlyings	Common stock of Bank of America Corporation (Ticker: BAC) Common stock of MGM Resorts International (Ticker: MGM)

Coupon Payments

Coupons paid monthly in arrears on an unadjusted basis on the Coupon Payment Dates in twelve equal installments based on the coupon rate per annum (as set forth below), regardless of the performance of the relevant Reference Underlying.

Reference Underlying Coupon Rate per annum
	Bank of America Corporation	8.50%
	MGM Resorts International	14.25%

Face Amount per Security	Equal to the Initial Price (as defined below) of the relevant Reference Underlying

Trade Date	December 22, 2010

Settlement Date	December 28, 2010

Final Valuation Date*	December 22, 2011

Maturity Date*	December 29, 2011

Coupon Payment Dates*	Coupons will be paid monthly in arrears in twelve equal installments on the coupon payment dates listed below:
	January 28, 2011 February 28, 2011 March 28, 2011 April 28, 2011 May 31, 2011 June 28, 2011	July 28, 2011 August 29, 2011 September 28, 2011 October 28, 2011 November 28, 2011 December 29, 2011

Installments

For the Security linked to the common stock of Bank of America Corporation, each installment will equal 0.7083% of the Face Amount or $0.095 per Face Amount.

For the Security linked to the common stock of MGM Resorts International, each installment will equal 1.1875% of the Face Amount or $0.175 per Face Amount.

Payment at Maturity (per Security)

If the Final Price of the relevant Reference Underlying is greater than or equal to the applicable Trigger Price, you will be entitled to a cash payment on the Maturity Date (in addition to the final Coupon Payment) equal to the Face Amount.

If the Final Price of the relevant Reference Underlying is less than the applicable Trigger Price, you will receive one share of the relevant Reference Underlying per Security (subject to adjustments in the case of certain corporate events as described in the accompanying product supplement).

The Securities are not fully principal protected. The share of relevant Reference Underlying you may receive at maturity per Security will likely be worth less than your initial investment and may have no value at all. Any payment on the Securities, including any contingent protection, is subject to the creditworthiness of the Issuer.

Initial Price	For the Security linked to the common stock of Bank of America Corporation, $13.38. For the Security linked to the common stock of MGM Resorts International, $14.73.

Final Price	The Closing Price of one share of the relevant Reference Underlying on the Final Valuation Date multiplied by the relevant Share Adjustment Factor

Trigger Price

For the Security linked to the common stock of Bank of America Corporation, $9.37, equal to 70.00% of the Initial Price.

For the Security linked to the common stock of MGM Resorts International, $9.57, equal to 65.00% of the Initial Price.

Closing Price	On any scheduled trading day, the last reported sale price of the relevant Reference Underlying on the relevant exchange, as determined by the calculation agent.

Share Adjustment Factor

Initially 1.0 for each Reference Underlying, subject to adjustment for certain actions affecting each Reference Underlying. See “Description of Securities — Anti-dilution Adjustments for Common Stock” in the accompanying product supplement.

*	The Final Valuation Date, Maturity Date and Coupon Payment Dates above are subject to adjustments as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.

Determining Payment at Maturity Per Security

You will receive one share of the relevant Reference Underlying for each Security you own (subject to adjustments in the case of certain corporate events as described in the accompanying product supplement). If the Closing Price of the relevant Reference Underlying on the Maturity Date is less than the applicable Initial Price, the shares you receive at maturity will be worth less than the Face Amount of your Securities.

Your Securities are not fully principal protected. If the relevant Final Price is less than the Trigger Price, you will receive one share of the relevant Reference Underlying for each Security you own. In that case, the shares you receive will likely be worth significantly less than your original investment amount and may have no value at all.

What Are the Tax Consequences of an Investment in the Securities?

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” Although the tax consequences of an investment in the Securities are unclear, we believe that it is reasonable to treat a Security for U.S. federal income tax purposes as a put option (the “Put Option”) written by you to us with respect to the relevant Reference Underlying, secured by a cash deposit equal to the Issue Price of the Security (the “Deposit”), which will bear an annual yield based on our cost of borrowing, as shown below. Under this treatment, less than the full amount of each Coupon Payment will be attributable to the interest on the Deposit, and the excess of each Coupon Payment over the portion of the Coupon Payment attributable to the interest on the Deposit will represent a portion of the option premium attributable to your grant of the Put Option (the “Put Premium”), as shown below (on an annual basis):

Reference Underlying	Coupon Rate per Annum	Interest on Deposit per Annum	Put Premium per Annum
Bank of America Corporation	8.50%	0.59%	7.91%
MGM Resorts International	14.25%	0.59%	13.66%

Under this treatment, (a) interest on the Deposit will be taxed as ordinary interest income, while the Put Premiums will not be taken into account prior to sale, exchange or maturity of the Securities, and (b) assuming you purchase the Securities at issuance for their Issue Price, (i) if at maturity you receive cash equal to the Face Amount of your Securities and the final Coupon Payment, you will recognize short-term capital gain in an amount equal to the total Put Premiums received, and (ii) if at maturity you receive the Reference Underlying, you generally will not recognize gain or loss with respect to the Put Premiums or the Reference Underlying received; instead the total Put Premiums will reduce your basis in the Reference Underlying.

Due to the absence of authorities that directly address instruments that are similar to the Securities, significant aspects of the U.S. federal income tax consequences of an investment in the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”), and the IRS or a court might not agree with the tax treatment described in this pricing supplement and the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of ownership and disposition of the Securities could be affected materially and adversely.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the Securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

Recently enacted legislation requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns, generally for tax years beginning in 2011, unless a regulatory exemption is provided. Individuals who purchase the Securities should consult their tax advisers regarding this legislation.

Neither we nor UBS Financial Services Inc. provides any advice on tax matters. Prospective investors should consult their tax advisers regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Examples

The following table and hypothetical examples below illustrate the Payment at Maturity for a hypothetical range of performance of the Reference Underlying. The following examples and table are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Underlying relative to its Initial Price. We cannot predict the Final Price of the relevant Reference Underlying. You should not take these examples as an indication or assurance of the expected performance of the relevant Reference Underlying. You should consider carefully whether the Securities are suitable to your investment goals. The numbers in the examples and table below have been rounded for ease of analysis.

The following examples and table illustrate the Payment at Maturity per Security on a hypothetical offering of Securities based on the following assumptions*:

Term:	12 months
Hypothetical coupon per annum**:	8.50% (or $0.0921 per month)
Hypothetical Initial Price:	$13.00 per share
Hypothetical Trigger Price:	$9.10 (70.00% of the hypothetical Initial Price)
Face Amount:	$13.00 per Security (set equal to the Initial Price)
Dividend yield on the Reference Underlying***:	1.00% of the Initial Price

*	Actual Initial Price, Trigger Price and Face Amount with respect to each Security are set forth under “Final Terms”.
**	Coupon payments will be paid monthly in arrears during the term of the Securities on an unadjusted basis.
***	Assumed dividend yield to be received by holders of the Reference Underlying during the term of the Securities. The hypothetical dividend yield is used for illustrative purposes only and is not an indication of the dividend history or future dividend payments on the Reference Underlying. Holders of the Securities will not be entitled to any dividend payments made on the Reference Underlying.

Scenario 1: The Final Price of the Reference Underlying is equal to or greater than the hypothetical Trigger Price of $9.10.

Since the Final Price of the Reference Underlying is not less than the hypothetical Trigger Price of $9.10, your initial investment is protected and you will receive at maturity a cash payment equal to the Face Amount of the Securities. This investment would outperform an investment in the Reference Underlying if the price appreciation of the Reference Underlying (plus dividends, if any) is less than 8.50% at maturity.

If the Closing Price of the Reference Underlying on the Final Valuation Date is $13.00 (no change in the price of the Reference Underlying):

Payment at Maturity: Coupons: Total:	$ $ $	13.00 1.11 14.11	($0.0921 × 12 = $1.11)
Total return on the Securities:		8.50%

In this example, the total return on the Securities is 8.50% while the total return on the Reference Underlying would be 1.00% if you invested in the Reference Underlying directly (including dividends).

If the Closing Price of the Reference Underlying on the Final Valuation Date is $16.90 (an increase of 30.00%):

Payment at Maturity: Coupons: Total:	$ $ $	13.00 1.11 14.11	($0.0921 × 12 = $1.11)
Total return on the Securities:		8.50%

In this example, the total return on the Securities is 8.50%, which is less than the total return of 31.00% you would have received if you had invested in the Reference Underlying directly (including dividends).

If the Closing Price of the Reference Underlying on the Final Valuation Date is $11.05 (a decline of 15.00%):

Payment at Maturity: Coupons: Total:	$ $ $	13.00 1.11 14.11	($0.0921 × 12 = $1.11)
Total return on the Securities:		8.50%

In this example, the total return on the Securities is 8.50% while the total return on the Reference Underlying would be a loss of 14.00% if you invested in the Reference Underlying directly (including dividends).

Scenario 2: The Final Price of the Reference Underlying is less than the hypothetical Trigger Price of $9.10.

Since the Final Price of the Reference Underlying is less than the hypothetical Trigger Price of $9.10, you will receive at maturity one share of the Reference Underlying for each Security you hold. The value received at maturity and the total return on the Securities at that time depend on the Closing Price of the Reference Underlying on the Maturity Date.

If the Closing Price of the Reference Underlying on the Maturity Date is $6.50 (a decline of 50.00%):

Value on the Maturity Date of one share of the Reference Underlying received: Coupons: Total:	$ $ $	6.50 1.11 7.61	($0.0921 × 12 = $1.11)
Total return on the Securities:		-41.50%

In this example, the total return on the Securities is a loss of 41.50% while the total return on the Reference Underlying would be a loss of 49.00% if you invested in the Reference Underlying directly (including dividends). In this example, you will receive one share of the Reference Underlying per Security at maturity.

Reference Underlying		The Hypothetical Final Price is Greater Than or Equal to the Hypothetical Trigger Price		The Hypothetical Final Price is Less Than the Hypothetical Trigger Price
Hypothetical Final Price	Stock Price Return(1)	Total Payment at Maturity + Coupon Payments(2)	Total Return on the Securities at Maturity(3)	Value of Share Delivered at Maturity + Coupon Payments(4)	Total Return on the Securities at Maturity(5)
$19.50	50.00%	$14.11	8.50%	N/A	N/A
$18.85	45.00%	$14.11	8.50%	N/A	N/A
$18.20	40.00%	$14.11	8.50%	N/A	N/A
$17.55	35.00%	$14.11	8.50%	N/A	N/A
$16.90	30.00%	$14.11	8.50%	N/A	N/A
$16.25	25.00%	$14.11	8.50%	N/A	N/A
$15.60	20.00%	$14.11	8.50%	N/A	N/A
$14.95	15.00%	$14.11	8.50%	N/A	N/A
$14.30	10.00%	$14.11	8.50%	N/A	N/A
$13.65	5.00%	$14.11	8.50%	N/A	N/A
$13.00	0.00%	$14.11	8.50%	N/A	N/A
$12.35	-5.00%	$14.11	8.50%	N/A	N/A
$11.70	-10.00%	$14.11	8.50%	N/A	N/A
$11.05	-15.00%	$14.11	8.50%	N/A	N/A
$10.40	-20.00%	$14.11	8.50%	N/A	N/A
$9.75	-25.00%	$14.11	8.50%	N/A	N/A
$9.10	-30.00%	$14.11	8.50%	N/A	N/A
$8.45	-35.00%	N/A	N/A	$9.59	-26.50%
$7.80	-40.00%	N/A	N/A	$8.91	-31.50%
$7.15	-45.00%	N/A	N/A	$8.26	-36.50%
$6.50	-50.00%	N/A	N/A	$7.61	-41.50%

(1)	The stock price return range is provided for illustrative purposes only. The actual stock price return may be below -50.00% and you therefore may lose up to 100% of your initial investment.
(2)	Payment consists of the Face Amount plus hypothetical Coupon Payments of 8.50% per annum.
(3)	The total return on the Securities at maturity includes hypothetical Coupon Payments of 8.50% per annum.
(4)	The value of one share of the Reference Underlying plus hypothetical Coupon Payments of 8.50% per annum. For purposes of calculating the value of one share of the Reference Underlying delivered at maturity, the closing price of one share of the Reference Underlying on the Maturity Date is deemed to be the same as the hypothetical Final Price as of the Final Valuation Date.
(5)	If the hypothetical Final Price is less than the hypothetical Trigger Price, the total return at maturity will be positive only in the event that the market price of the Reference Underlying on the Maturity Date is substantially greater than the hypothetical Final Price of such Reference Underlying on the Final Valuation Date. Such an increase in price is not likely to occur.

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to an investment in each Security offered hereby are summarized below, and we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities offered hereby.

♦

YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS OF YOUR INITIAL INVESTMENT — The Securities do not guarantee any return of your initial investment. The return on the Securities at maturity is linked to the performance of the Reference Underlying and will depend on whether, and to the extent which, the Final Price is less than the Trigger Price on the Final Valuation Date. Your initial investment is protected so long as the Final Price is equal to or greater than the Trigger Price on the Final Valuation Date. If the Final Price is less than the Trigger Price on the Final Valuation Date, you will be fully exposed to any decline in the price of the Reference Underlying and you will receive one share of the Reference Underlying per Security at maturity. The Reference Underlying’s volatility can change significantly over the term of the Securities and the price of the Reference Underlying could fall sharply, which could result in a significant loss of your investment. Accordingly, if the Final Price of the Reference Underlying is less than the Trigger Price, the shares you receive will likely be worth significantly less than your original investment amount and may have no value at all.

♦

YOU SHOULD NOT EXPECT TO PARTICIPATE IN ANY APPRECIATION IN THE PRICE OF THE REFERENCE UNDERLYING — You will not participate in any appreciation in the price of the Reference Underlying, and you will receive only the Face Amount per Security (excluding any Coupon Payment) even if the Final Price is greater than the Initial Price. Your return on the Securities (excluding any Coupon Payment) at maturity will exceed the Face Amount of the Securities only in the unlikely event that (1) the Final Price of the Reference Underlying is less than the Trigger Price on the Final Valuation Date (and, therefore, you receive a share of the Reference Underlying instead of a cash payment of the Face Amount at maturity) and (2) the market price of a share of the Reference Underlying at maturity is greater than the Initial Price. At a minimum, this circumstance would require the value of a share of the Reference

Underlying to appreciate by at least 42.86% for the Security linked to the common stock of Bank of America Corporation and by 53.85% for the Security linked to the common stock of MGM Resorts International, from the Final Valuation Date to the Maturity Date (a period of approximately four trading days).

♦

RISKS RELATING TO THE CREDIT OF THE ISSUER — The Securities are senior unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including Coupon Payments and any contingent protection provided at maturity, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the Securities, and in the event Deutsche Bank AG were to default on its obligations, you may not receive the contingent protection or any other amount owed to you under the terms of the Securities.

♦

TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES, OR UBS AG OR ITS AFFILIATES, IN THE EQUITY AND EQUITY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We or one or more of our affiliates may hedge our exposure from the Securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Reference Underlying and make it less likely that you will receive a return on your investment in the Securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the Securities declines. We or our affiliates, or UBS AG or its affiliates, may also engage in trading in instruments linked to the Reference Underlying on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates, or UBS AG or its affiliates, may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Reference Underlying. By introducing competing products into the marketplace in this manner, we or our affiliates, or UBS AG or its affiliates, could adversely affect the value of the Securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investing in the Securities.

♦

CONTINGENT PROTECTION OF YOUR INITIAL INVESTMENT APPLIES ONLY IF YOU HOLD THE SECURITIES TO MATURITY — You should be willing to hold your Securities to maturity. If you sell your Securities prior to maturity in the secondary market, you may have to sell them at a discount and your initial investment will not be protected.

♦

INVESTING IN THE SECURITIES IS NOT THE SAME AS INVESTING IN THE REFERENCE UNDERLYING — The return on your Securities may not reflect the return you would realize if you directly invested in the Reference Underlying. For instance, you will not receive or be entitled to receive any dividend payments or other distributions or other rights that holders of the Reference Underlying would have.

♦

SINGLE STOCK RISK — The price of a Reference Underlying can rise or fall sharply due to factors specific to that Reference Underlying and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions.

♦

IF THE PRICE OF THE REFERENCE UNDERLYING CHANGES, THE VALUE OF YOUR SECURITIES MAY NOT CHANGE IN THE SAME MANNER — Your Securities may trade quite differently from the Reference Underlying. Changes in the market price of the Reference Underlying may not result in a comparable change in the value of your Securities.

♦

THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE SECURITIES — The Securities will not be listed on any securities exchange. Deutsche Bank AG or its affiliates may offer to purchase the Securities in the secondary market but are not required to do so and may cease such market-making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell your Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates may be willing to buy the Securities.

♦

MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE SECURITIES — We expect that, generally, the stock price of the Reference Underlying, volatility of the Reference Underlying, factors specific to the issuer of the Reference Underlying, such as earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, will affect the value of the Securities more than any other single factor. However, the value of the Securities will be affected by a number of other factors that may either offset or magnify each other, including:

•	the time remaining to maturity of the Securities;

•	the market price and dividend rates of the Reference Underlying and the stock market generally;

•	interest and yield rates in the market generally and in the markets of the Reference Underlying;

•	a variety of economic, financial, political, regulatory or judicial events;

•	supply and demand for the Securities; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦

THE SECURITIES HAVE CERTAIN BUILT-IN COSTS — While the Payment at Maturity described in this pricing supplement is based on your entire initial investment, the original Issue Price of the Securities includes the agents’ commission and the estimated cost of hedging our obligations under the Securities through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, the price, if any, at which Deutsche Bank AG or its affiliates would be willing to purchase Securities from you prior to maturity in secondary market transactions, if at all, will likely be lower than the original Issue Price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦

POTENTIAL DEUTSCHE BANK AG IMPACT ON PRICE — Trading or transactions by Deutsche Bank AG or its affiliates in the Reference Underlying and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Reference Underlying, may adversely affect the market price of the Reference Underlying and therefore, the value of the Securities.

♦

POTENTIAL CONFLICT OF INTEREST — Deutsche Bank AG and its affiliates may engage in business with the issuer of the Reference Underlying, which may present a conflict between the obligations of Deutsche Bank AG and you, as a holder of the Securities. The calculation agent, an affiliate of Deutsche Bank AG, will determine the Final Price of the Reference Underlying and Payment at Maturity based on Closing Price of the Reference Underlying in the market. The calculation agent can postpone the determination of the Final Price of the Reference Underlying or the Maturity Date if a market disruption event occurs on the Final Valuation Date.

♦

WE AND OUR AFFILIATES, OR UBS AG AND ITS AFFILIATES, MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE FINAL PRICE OF THE REFERENCE UNDERLYING AND THE VALUE OF SECURITIES — We, our affiliates and agents, and UBS AG and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by us, our affiliates or agents, or UBS AG or its affiliates, may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Reference Underlying to which the Securities are linked.

♦

THE ANTI-DILUTION PROTECTION IS LIMITED — The calculation agent will make adjustments to the relevant Share Adjustment Factor, which will initially be set at 1.0, for certain events affecting the relevant Reference Underlying. See “Description of Securities — Anti-Dilution Adjustments for Common Stock” in the accompanying product supplement. The calculation agent is not required, however, to make such adjustments in response to all events that could affect the relevant Reference Underlying. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected.

♦

IN SOME CIRCUMSTANCES, YOU MAY RECEIVE THE COMMON STOCK OF ANOTHER COMPANY AND NOT THE REFERENCE UNDERLYING AT MATURITY — Following certain corporate events relating to the respective issuer of the Reference Underlying where such issuer is not the surviving entity, you may receive the common stock of a successor to the respective issuers of the Reference Underlyings (each, a “Reference Underlying Issuer”) or any cash or any other assets distributed to holders of the Reference Underlying in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. For more information, see the section “Description of Securities — Anti-Dilution Adjustments for Common Stock” in the accompanying product supplement. Regardless of the occurrence of one or more dilution or reorganization events, you should note that at maturity you will receive an amount in cash equal to the Face Amount per Security unless the Final Price of the Reference Underlying is less than the Trigger Price (as such Trigger Price may be adjusted by the Calculation Agent upon occurrence of one or more such events).

♦

THERE IS NO AFFILIATION BETWEEN THE ISSUERS OF THE REFERENCE UNDERLYINGS AND US, AND WE ARE NOT RESPONSIBLE FOR ANY DISCLOSURE BY SUCH ISSUER — We are not affiliated with the Reference Underlying Issuers. However, we and our affiliates may currently or from time to time in the future engage in business with the Reference Underlying Issuers. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the Reference Underlying and the Reference Underlying Issuers. You, as an investor in the Securities, should make your own investigation into the Reference Underlying and the Reference Underlying Issuer. None of the Reference Underlying Issuers is involved in the Securities offered hereby in any way and none of them has any obligation of any sort with respect to your Securities. None of the Reference Underlying Issuer has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

♦

PAST PERFORMANCE OF THE REFERENCE UNDERLYING IS NO GUIDE TO FUTURE PERFORMANCE — The actual performance of the Reference Underlying may bear little relation to the historical prices of the relevant Reference Underlying, and may bear little relation to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Reference Underlying.

♦

THE U.S. TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCLEAR — There is no authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities described herein. If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of ownership and disposition of the Securities could be affected materially and adversely. In addition, as described above under “What Are the Tax Consequences of an Investment in the Securities?”, in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the Securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. Prospective investors should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult their tax advisers regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Information about the Reference Underlyings

All disclosures contained in this pricing supplement regarding each Reference Underlying are derived from publicly available information. Neither Deutsche Bank AG nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about any Reference Underlying contained in this pricing supplement. You should make your own investigation into each Reference Underlying.

Included on the following pages is a brief description of each Reference Underlying Issuer. We obtained the closing price information set forth below from Bloomberg, and we have not participated in the preparation of, or verified, such information. You should not take the historical prices of the Reference Underlyings as an indication of future performance. Each of the Reference Underlyings is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the Reference Underlying Issuers with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the Reference Underlying Issuers under the Exchange Act can be located by reference to its SEC file number provided below.

In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Bank of America Corporation

According to publicly available information, Bank of America Corporation is one of the world’s largest financial institutions, serving individual consumers, small- and middle-market businesses, large corporations and governments with a range of banking, investing, asset management and other financial and risk management products and services. Information filed by Bank of America Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-6523, or its CIK Code: 0000070858. Bank of America Corporation is traded on the New York Stock Exchange under the symbol “BAC.”

Historical Information

The following table sets forth the quarterly high and low closing prices for common stock of Bank of America Corporation, based on daily closing prices on the primary exchange for Bank of America Corporation, as reported by Bloomberg. Bank of America Corporation’s closing price on December 22, 2010 was $13.38.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2005	3/31/2005	$47.08	$43.66	$44.10
4/1/2005	6/30/2005	$47.08	$44.01	$45.61
7/1/2005	9/30/2005	$45.98	$41.60	$42.10
10/1/2005	12/31/2005	$46.99	$41.57	$46.15
1/1/2006	3/31/2006	$47.08	$43.09	$45.54
4/1/2006	6/30/2006	$50.47	$45.48	$48.10
7/1/2006	9/30/2006	$53.62	$47.98	$53.57
10/1/2006	12/31/2006	$54.90	$51.66	$53.39
1/1/2007	3/31/2007	$54.05	$49.46	$51.02
4/1/2007	6/30/2007	$51.82	$48.80	$48.89
7/1/2007	9/30/2007	$51.87	$47.00	$50.27
10/1/2007	12/31/2007	$52.71	$40.56	$41.26
1/1/2008	3/31/2008	$45.03	$35.31	$37.91
4/1/2008	6/30/2008	$40.37	$22.54	$23.87
7/1/2008	9/30/2008	$38.13	$18.52	$35.00
10/1/2008	12/31/2008	$34.48	$11.25	$14.08
1/1/2009	3/31/2009	$14.33	$ 3.14	$ 6.82
4/1/2009	6/30/2009	$14.17	$ 7.06	$13.20
7/1/2009	9/30/2009	$17.98	$11.84	$16.92
10/1/2009	12/31/2009	$18.59	$14.58	$15.06
1/1/2010	3/31/2010	$18.04	$14.45	$17.85
4/1/2010	6/30/2010	$19.48	$13.84	$14.37
7/1/2010	9/30/2010	$15.67	$12.32	$13.10
10/1/2010	12/22/2010*	$13.56	$10.95	$13.38

*	As of the date of this pricing supplement available information for the fourth calendar quarter of 2010 includes data for the period through December 22, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.

The graph below illustrates the performance of Bank of America Corporation’s common stock from December 22, 2005 through December 22, 2010, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. Past performance of the Reference Underlying is not indicative of the future performance of the Reference Underlying.

MGM Resorts International

According to publicly available information, MGM Resorts International operates gaming, hospitality and entertainment resorts, owning properties in Nevada, Mississippi and Michigan. Information filed by MGM Resorts International with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-10362, or its CIK Code: 0000789570. MGM Resorts International is traded on the New York Stock Exchange under the symbol “MGM.”

Historical Information

The following table sets forth the quarterly high and low closing prices for common stock of MGM Resorts International, based on daily closing prices on the primary exchange for MGM Resorts International, as reported by Bloomberg. MGM Resorts International’s closing price on December 22, 2010 was $14.73.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2005	3/31/2005	$39.61	$34.85	$35.41
4/1/2005	6/30/2005	$42.54	$33.35	$39.58
7/1/2005	9/30/2005	$46.00	$39.79	$43.77
10/1/2005	12/31/2005	$43.71	$35.51	$36.67
1/1/2006	3/31/2006	$43.09	$35.43	$43.09
4/1/2006	6/30/2006	$45.64	$38.22	$40.80
7/1/2006	9/30/2006	$40.83	$34.65	$39.49
10/1/2006	12/31/2006	$57.80	$40.42	$57.35
1/1/2007	3/31/2007	$74.40	$56.90	$69.52
4/1/2007	6/30/2007	$86.70	$61.26	$82.48
7/1/2007	9/30/2007	$94.90	$68.61	$89.44
10/1/2007	12/31/2007	$99.75	$81.60	$84.02
1/1/2008	3/31/2008	$78.00	$58.39	$58.77
4/1/2008	6/30/2008	$62.13	$31.29	$33.89
7/1/2008	9/30/2008	$36.52	$23.14	$28.50
10/1/2008	12/31/2008	$21.00	$ 8.79	$13.76
1/1/2009	3/31/2009	$16.10	$ 1.89	$ 2.33
4/1/2009	6/30/2009	$13.10	$ 4.45	$ 6.39
7/1/2009	9/30/2009	$13.51	$ 5.52	$12.04
10/1/2009	12/31/2009	$12.33	$ 8.91	$ 9.12
1/1/2010	3/31/2010	$12.52	$ 9.12	$12.00
4/1/2010	6/30/2010	$16.64	$ 9.48	$ 9.64
7/1/2010	9/30/2010	$11.44	$ 9.01	$11.28
10/1/2010	12/22/2010*	$14.73	$10.78	$14.73

*	As of the date of this pricing supplement available information for the fourth calendar quarter of 2010 includes data for the period through December 22, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.

The graph below illustrates the performance of MGM Resorts International’s common stock from December 22, 2005 through December 22, 2010, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. Past performance of the Reference Underlying is not indicative of the future performance of the Reference Underlying.

Supplemental Plan of Distribution (Conflicts of Interest)

UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc., acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions of 2.00%, or $0.20 per $10.00 Security. We have agreed that UBS Financial Services Inc. may sell all or a part of the Securities that it purchases from us to its affiliates at the price to the public indicated on the cover of this pricing supplement, minus a concession not to exceed the discounts and commissions indicated on the cover. DBSI, one of the agents for this offering, is our affiliate. In accordance with Rule 5121 of the Financial Industry Regulatory Authority Inc. (FINRA), DBSI may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.